EXHIBIT 99.1

Old Line Bank Expands Its Commercial Lending Team

BOWIE, Md., Jan. 8, 2010 (GLOBE NEWSWIRE) -- James W. Cornelsen, President and Chief Executive Officer of Old Line Bank, the wholly owned subsidiary of Old Line Bancshares, Inc. (Nasdaq:OLBK), announced that the bank has hired a team of four experienced, highly skilled loan officers and a Senior Loan Administrator. These individuals have over 50 combined years of commercial banking experience and were employed by a large regional bank where the team was established over 12 years ago to service the Prince George's County market. They have a history of successfully generating a high volume of commercial, construction and commercial real estate loans. This team operates from our Greenbelt, Maryland branch location. Mr. Cornelsen said, "At Old Line Bank we believe experience is our best asset. These individuals join us with many years of experience and knowledge about the local community and we believe they are a valuable addition to our team."

Michael Ahearn, Senior Vice President, was previously the Senior Vice President and Commercial Lending Group Leader at The Columbia Bank in Greenbelt, Maryland. Before joining Columbia, Mike was a Commercial Lending Officer and Senior Credit Analyst at NationsBank. Mike has 18 years experience in commercial lending and was previously an instructor at the American Institute of Banking.

Jerome D. Smallwood, Vice President, was most recently employed as Vice President and Commercial Loan Officer at The Columbia Bank. Mr. Smallwood has an extensive banking background having served for over 20 years in commercial lending and in various management capacities for local community banks.

L. Katrice Simpson, Vice President, also has an extensive professional background. Prior to joining Old Line Bank's team, Ms. Simpson was a Vice President and Commercial Loan Officer at The Columbia Bank. During her 12 year banking career, she has earned successive promotions with local community banks.

Michael J. Consalvo, Vice President, was also a Vice President and Commercial Loan Officer at The Columbia Bank. With over 30 years of professional management experience in small and medium size banks, Mike has developed expertise in commercial lending and several other areas of banking.

Heather M. Young, Senior Loan Administrator, was a Senior Commercial Banking Administrator with The Columbia Bank where she worked with the Commercial Loan Officers providing customer service, management support and administration.

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements can generally be identified by the use of forward-looking terminology such as "believes," "expects," "intends," "may," "will," "should," "anticipates", "plans" or similar terminology. Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to: changes in interest rates and changes in economic, competitive, governmental, regulatory, technological or other factors that could affect Old Line Bancshares, Inc.'s business plans or competitive position or that otherwise require us to re-direct our focus and resources to other areas of our business than currently planned, whether they affect Old Line Bancshares, Inc. specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. Old Line Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information regarding risks and uncertainties that could affect forward-looking statements Old Line Bancshares, Inc. may make, please refer to the filings made by Old Line Bancshares, Inc. with the U.S. Securities and Exchange Commission available at www.sec.gov

CONTACT:  Old Line Bancshares, Inc.
          Christine M. Rush, Chief Financial Officer
          (301) 430-2544